Exhibit 99.1

News

Media Contact Information: Karen Kirkwood	Investor Contact Information: Ken Apicerno
Phone: 617-835-1356	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com

Thermo Fisher Scientific Announces Results of Offer to Acquire QIAGEN,

Lapse of Offer and Termination of Acquisition Agreement

WALTHAM, Mass., August 13, 2020 – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today announced that its offer to acquire all of the ordinary shares of QIAGEN N.V. (NYSE: QGEN; Frankfurt Prime Standard: QIA) has lapsed.

Based on information provided by the settlement agents for the offer, Deutsche Bank Aktiengesellschaft and American Stock Transfer & Trust Company, 107,546,187 QIAGEN shares, representing 47.02% of the issued and outstanding ordinary shares of QIAGEN, were validly tendered into the offer by the end of the acceptance period at 24:00 hours (Frankfurt am Main local time) / 18:00 hours (New York local time) on August 10, 2020. Accordingly, the minimum acceptance threshold condition to the offer has not been satisfied, and the offer has lapsed in accordance with its terms.

Thermo Fisher has terminated the acquisition agreement with QIAGEN, and QIAGEN will pay to Thermo Fisher an expense reimbursement payment of USD 95 million in cash in accordance with the terms of the acquisition agreement.

Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific, said, “Thermo Fisher is a disciplined acquirer with a strong track record of executing value-creating transactions. We remain extremely well-positioned to deliver on our proven growth strategy and continue to generate significant returns for our shareholders.”

About Thermo Fisher

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with annual revenue exceeding $25 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, improving patient diagnostics and therapies or increasing productivity in their laboratories, we are here to support them. Our global team of more than 75,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon. For more information, please visit www.thermofisher.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 28, 2020 and June 27, 2020, which are on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC. While Thermo Fisher may elect to update forward-looking statements at some point in the future, Thermo Fisher specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing Thermo Fisher’s views as of any date subsequent to today.